UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 28, 2008

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Entry into a Material Definitive Agreement.

On July 30, 2008, Smurfit-Stone Container Corporation (the “Company”) announced the completion of its previously announced acquisition of a ninety percent interest in Calpine Corrugated LLC, an independent corrugated container producer in Fresno, CA (“Calpine”).  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As consideration for its 90% ownership interest, the Company agreed to convert the approximately $48 million in trade and other receivables owed to its wholly-owned subsidiary Smurfit-Stone Container Enterprises, Inc. (“SSCE”) by Calpine into a Promissory Note payable by Calpine to SSCE, and to guarantee certain bank indebtedness of Calpine.  No further charges or payments were made or are expected to be made in connection with the completion of the acquisition.

In connection with this transaction, Calpine entered into an Amended and Restated CIT Credit Agreement by and between Calpine and The CIT Group/Equipment Financing, Inc. (“CIT”) to continue its $40.3 million term loan maturing on June 30, 2009, as evidenced by an Amended and Restated Term Note dated July 28, 2008.  The term loan bears interest at the LIBOR Rate plus 4.00% per annum.  Calpine’s obligations under the CIT credit agreement are guaranteed by SSCE pursuant to an Amended and Restated Guaranty Agreement in favor of CIT dated July 28, 2008.  The CIT credit agreement is secured by a first priority perfected security interest in substantially all of the assets of Calpine, provided that the security interest on accounts receivable, inventory and certain related assets is subordinate to the first priority perfected security interest of Union Bank of California, N.A. (“UBOC”) in such assets pursuant to an intercreditor agreement.

Calpine has also entered into a Sixth Amendment to the Loan and Security Agreement by and between Calpine and UBOC dated July 28, 2008 pursuant to which UBOC has agreed to provide a revolving credit facility to Calpine in the aggregate principal amount of $12 million maturing on June 30, 2009, of which $4.2 million was borrowed.  Interest under the revolving facility accrues, at the option of Calpine, at the reference rate minus 0.50% per annum or at the LIBOR Rate plus 2.00% per annum.  The revolving facility is guaranteed by SSCE for aggregate financing to Calpine of up to $12 million pursuant to a Continuing Guaranty dated July 28, 2008 in favor of UBOC, and is secured by a first priority perfected security interest in the accounts receivable, inventory and certain related assets of Calpine.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 28, 2008, SSCE agreed to guaranty certain obligations of Calpine, as more fully described in Item 1.01 above.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of Smurfit-Stone Container Corporation dated July 30, 2008 relating to the Calpine transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 30, 2008

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and
General Counsel